AMENDED AND RESTATED
                   FIRST NATIONAL BANK OF NORTHERN CALIFORNIA
                          SALARY CONTINUATION AGREEMENT


         THIS AGREEMENT is adopted this 9th day of September, 2004, by and between FIRST NATIONAL BANK OF NORTHERN CALIFORNIA, a nationally-chartered commercial bank located in South San Francisco, California (the "Company"), and JAMES B. RAMSEY (the "Executive"), amending and restating FIRST NATIONAL BANK OF NORTHERN CALIFORNIA SALARY CONTINUATION AGREEMENT dated December 31, 1999, and the FIRST AMENDMENT dated December 14, 2001, between the Company and the Executive.

                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Company, the Company is willing to provide salary continuation benefits to the Executive. The Company will pay the benefits from its general assets.

                                    AGREEMENT

         The Company and the Executive agree as follows:

                                    Article 1
                                   Definitions

         Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1 "Change of Control" means (a) any merger or consolidation of the Company in which the Company is not the surviving corporation; or (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Company having an aggregate fair market value of fifty percent (50%) or more of the total value of the assets of the Company' and its consolidated subsidiaries reflected in the most recent balance sheet of the Company; or (c) any person (as such term is defined in Section 13(d) and 14(d)(2) of the Securities and Exchange Act of
1934) becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities.

         1.2      "Code" means the Internal Revenue Code of 1986, as amended.

         1.3 "Disability" means that the Executive is permanently disabled, due to an illness or injury, so that the Executive is unable to perform to a material degree his or her current or later designated duties as an Executive Officer of the Company. Such disability shall be determined by an independent physician in the event of physical disability or by an independent psychiatrist in the event of mental disability, selected with the approval of the Company and the Executive. If they cannot agree on the selection, each shall submit a list of three physicians or psychiatrists as applicable, each shall strike two from the other's list, and the final choice shall be selected by lot (coin flip).

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         1.4      "Early Involuntary Termination" means that the Executive,
prior to Normal Retirement Age, has been notified in writing that employment with the Company is terminated for reasons other than an approved leave of absence, Termination for Cause, Disability, or Early Voluntary Termination.

         1.5 "Early Termination" means the Termination of Employment before Normal Retirement Age for reasons other than death, Disability, Termination for Cause or following a Change of Control.

         1.6 "Early Voluntary Termination" means that the Executive, prior to Normal Retirement Age, has terminated employment with the Company for reasons other than Termination for Cause, Disability, or Early Involuntary Termination.

         1.7 "Early Termination Date" means the month, day and year in which Early Termination occurs.

         1.8      "Effective Date" means November 1, 2003.

         1.9 "Normal Retirement Age" means the Executive attaining age sixty-five (65).

         1.10 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         1.11 "Plan Year" means a twelve-month period commencing on January 1 and ending on December 31 of each year. The initial Plan Year shall begin on the Effective Date of this Agreement.

         1.12     "Termination for Cause" shall be defined as set forth in
Article 5.

         1.13 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, voluntary or involuntary, other than by reason of a leave of absence approved by the Company.

         1.14 "Years of Service" means the total number of Plan years during which the Executive is employed on a full-time basis by the Company, inclusive of any approved leave of absence. Employed on a full-time basis means that the Executive is considered by the Company to be employed to work at minimum forty
(40) hours a week which is determined on the first and last days of the Plan
Year.

                                    Article 2
                                Lifetime Benefits

         2.1 Normal Retirement Benefit. Upon Termination of Employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 2.1 in lieu of any other benefit under this Agreement.

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                  2.1.1    Amount of Benefit. The annual benefit under this
         Section 2.1 is $70,000 (Seventy Thousand Dollars). The Company, in its sole discretion, may increase the annual benefit under this Section 2.1.1; however, any increase shall require the recalculation of Schedule A.

                  2.1.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following the Executive's Normal Retirement Date, paying the annual benefit to the Executive for a period of twenty (20) years.

         2.2 Early Voluntary Termination Benefit. The Company shall not pay an Early Voluntary Termination Benefit under this Agreement.

         2.3 Early Involuntary Termination Benefit. Upon Early Involuntary Termination, the Company shall pay to the Executive the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

                  2.3.1 Amount of Benefit. If the Executive has completed at least one Year of Service, the benefit under this Section 2.2 is the Early Voluntary Termination amount set forth on Schedule A for the Plan Year ending immediately prior to the Early Termination Date, determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance for said Plan Year. Any increase in the annual benefit under
         Section 2.1.1 shall require the recalculation of this benefit on Schedule A. This benefit is determined by calculating a twenty-year fixed annuity from said Accrual Balance, crediting interest on the unpaid balance at an annual rate of 6%, compounded monthly, subject to change at the Board's discretion.

                  2.3.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following the Executive's attaining Normal Retirement Age, paying the annual benefit to the Executive for a period of twenty (20) years.

         2.4 Disability Benefit. If the Executive terminates employment due to Disability prior to Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 2.4 in lieu of any other benefit under this Agreement.

                  2.4.1 Amount of Benefit. The benefit under this Section 2.4 is the Disability amount set forth on Schedule A for the Plan Year ending immediately prior to Termination of Employment (except during the first Plan Year, the benefit is the amount set forth for Plan Year
         1), determined by vesting the Executive in one hundred percent (100%) of the Accrual Balance for said Plan Year. Any increase in the annual benefit under Section 2.1.1 would require the recalculation of this Disability benefit on Schedule A. This benefit is determined by calculating a twenty-year fixed annuity from said Accrual Balance, crediting interest on the unpaid balance at an annual rate of 6%, compounded monthly, subject to change at the Board's discretion.

                  2.4.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following the Executive's Termination of Employment, paying the annual benefit to the Executive for a period of twenty (20) years.

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

         2.5 Change of Control Benefit. Upon a Change of Control, followed within twelve (12) months by the Executive's Termination of Employment for reasons other than death, Disability or retirement, the Company shall pay to the Executive the benefit described in this Section 2.5 in lieu of any other benefit under this Agreement.

                  2.5.1 Amount of Benefit. The benefit under this Section 2.5 is the Change of Control amount set forth on Schedule A for the Plan Year ending immediately prior to Termination of Employment (except during the first Plan Year, the benefit is the amount set forth for Plan Year 1), determined by vesting the Executive one hundred percent (100%) in the Normal Retirement Benefit described in Section 2.1.1.

                  2.5.2 Payment of Benefit. The Company shall pay the annual benefit to the Executive in twelve (12) equal monthly installments commencing with the first of the month following the Executive attaining Normal Retirement Age, paying the annual benefit to the Executive for a period of twenty (20) years.

                                    Article 3
                                 Death Benefits

         The Company shall not pay a death benefit under this Agreement while the Executive is employed by the Company or during the payment of any benefit under this Agreement. A death benefit may be provided according to the terms of a separate Split Dollar Agreement entered into by the Company and the Executive.

                                    Article 4
                               General Limitations

         4.1 Termination for Cause. Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

                  (a) Willful breach of duty in the course of employment, unless waived by the Company;
                  (b)      Dishonest or illegal conduct of the Executive; or
                  (c) Habitual neglect by the Executive of the Executive's employment duties, unless waived by the Company.

         4.2 Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, the Company will reduce any benefit under this Agreement by an amount necessary to avoid an excise tax under the excess parachute rules of Section 280G of the Code.

         4.3 Misstatement. No benefits shall be payable under this Agreement if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company, which results in the Company being denied its death benefit.

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                                    Article 5
                           Claims and Review Procedure

         5.1      For all claims other than disability benefits:

                  5.1.1 Claims Procedure. Any person or entity that makes a claim ("Claimant") who has not received benefits under the Plan that they believe should be paid shall make a claim for such benefits as follows:

                           5.1.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

                           5.1.1.2 Timing of Company Response. The Company shall respond to such Claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the Claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                           5.1.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                           (a)      The specific reasons for the denial,
                           (b) A reference to the specific provisions of the Plan on which the denial is based,
                           (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,
                           (d)      An explanation of the Plan's review
                                    procedures and the time limits applicable to such procedures, and
                           (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

                  5.1.2 Review Procedure. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

                           5.1.2.1 Initiation - Written Request. To initiate the review, the Claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

                           5.1.2.2 Additional Submissions - Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

                           5.1.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

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

                           5.1.2.4 Timing of Company Response. The Company shall respond in writing to such Claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the Claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                           5.1.2.5 Notice of Decision. The Company shall notify the Claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                           (a)      The specific reasons for the denial,
                           (b) A reference to the specific provisions of the Plan on which the denial is based,
                           (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits, and
                           (d) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a).

         5.2      For disability claims:

                  5.2.1 Claims Procedures. Any person or entity that makes a claim ("Claimant") who has not received benefits under the Plan that they believe should be paid shall make a claim for such benefits as follows:

                           5.2.1.1 Initiation - Written Claim. The Claimant initiates a claim by submitting to the Company a written claim for the benefits.

                           5.2.1.2 Timing of Company Response. The Company shall notify the Claimant in writing or electronically of any adverse determination as set out in this Section.

                           5.2.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the Claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

                           (a)      The specific reasons for the denial,
                           (b) A reference to the specific provisions of the Plan on which the denial is based,
                           (c) A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,
                           (d)      An explanation of the Plan's review
                                    procedures and the time limits applicable to such procedures,
                           (e) A statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,
                           (f) [See ss.2560.503-1(g)(v)] Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company, and

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

                           (g) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.

                           5.2.1.4 Timing of Notice of Denial/Extensions. The Company shall notify the Claimant of denial of benefits in writing or electronically not later than 45 days after receipt of the claim by the Plan. The Company may elect to extend notification by two 30-day periods subject to the following requirements:

                           (a) For the first 30-day extension, the Company shall notify the Claimant (1) of the necessity of the extension and the factors beyond the Plan's control requiring an extension; (2) prior to the end of the initial 45-day period; and (3) of the date by which the Plan expects to render a decision.
                           (b) If the Company determines that a second 30-day extension is necessary based on factors beyond the Plan's control, the Company shall follow the same procedure in
                                    (a) above, with the exception that the
                                    notification must be provided to the
                                    Claimant before the end of the first 30-day extension period.
                           (c) For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded 45 days within which to provide the specified information.

                  5.2.2 Review Procedures - Denial of Benefits. If the Company denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

                           5.2.2.1 Initiation of Appeal. Within 180 days following notice of denial of benefits, the Claimant shall initiate an appeal by submitting a written notice of appeal to Company.

                           5.2.2.2 Submissions on Appeal - Information Access. The Claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Company shall provide to the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant's claim for benefits.

                           5.2.2.3 Additional Company Responsibilities on Appeal. On appeal, the Company shall:

                           (a)      [See ss.2560.503-1(h)(3)(i)-(v)]Take into
                                    account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

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

                           (b) Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Plan who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;
                           (c) In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;
                           (d) Identify medical or vocational experts whose advise was obtained on behalf of the Plan in connection with a Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and
                           (e) Ensure that the health care professional engaged for purposes of a consultation under subsection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

                           5.2.2.4 Timing of Notification of Benefit Denial - Appeal Denial. The Company shall notify the Claimant not later than 45 days after receipt of the Claimant's request for review by the Plan, unless the Company determines that special circumstances require an extension of time for processing the claim. If the Company determines that an extension is required, written notice of such shall be furnished to the Claimant prior to the termination of the initial 45-day period, and such extension shall not exceed 45 days. The Company shall indicate the special circumstances requiring an extension of time and the date by which the Plan expects to render the determination on review.

                           5.2.2.5 Content of Notification of Benefit Denial. The Company shall provide the Claimant with a notice calculated to be understood by the Claimant, which shall contain:

                           (a) The specific reason or reasons for the adverse determination;
                           (b) Reference to the specific plan provisions on which the benefit determination is based;
                           (c) A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);
                           (d)      A statement of the Claimant's right to bring
                                    an action under ERISA Section 502(a);
                           (e)      [See ss.2560.503-1(j)(5)] Any internal rule,
                                    guideline, protocol, or other similar
                                    criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Company;

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

                           (f) If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
                           (g) The following statement: "You and your plan may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency."

                                    Article 6
                           Amendments and Termination

         6.1 This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

         6.2 Notwithstanding Section 6.1, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits).

                                    Article 7
                                  Miscellaneous

         7.1 Binding Effect. This Agreement shall bind the Executive and the Company, and their beneficiaries, survivors, executors, successors, administrators and transferees.

          7.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         7.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         7.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

         7.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

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

         7.6 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the State of California, except to the extent preempted by the laws of the United States of America.

         7.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

         7.8 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         7.9 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                  (a) Establishing and revising the method of accounting for the Agreement;
                  (b)      Maintaining a record of benefit payments;
                  (c) Establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and
                  (d)      Interpreting the provisions of the Agreement.

         7.10 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under this Agreement. It may delegate to others certain aspects of the management and operational responsibilities including the employment of advisors and the delegation of ministerial duties to qualified individuals.


         IN WITNESS WHEREOF, the Executive and the Company have signed this Agreement.


EXECUTIVE:                             COMPANY:

                                       FIRST NATIONAL BANK OF NORTHERN
                                       CALIFORNIA

/s/ JAMES B. RAMSEY                    By /s/ THOMAS C. MCGRAW
----------------------------------        --------------------------------------
James B. Ramsey                           Thomas C. McGraw
                                          Title: Chief Executive Officer

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

                   FIRST NATIONAL BANK OF NORTHERN CALIFORNIA
                             SPLIT DOLLAR AGREEMENT

          (ADDENDUM A TO THE FIRST NATIONAL BANK OF NORTHERN CALIFORNIA
                         SALARY CONTINUATION AGREEMENT)


         THIS AGREEMENT is adopted this 9th day of September, 2004, by and between FIRST NATIONAL BANK OF NORTHERN CALIFORNIA, located in South San Francisco, California (the "Company"), and JAMES B. RAMSEY (the "Executive"). This Agreement shall append the Split Dollar Endorsement entered into on even date herewith or as subsequently amended, by and between the aforementioned parties.

                                  INTRODUCTION

         To encourage the Executive to remain an employee of the Company, the Company is willing to divide the death proceeds of a life insurance policy on the Executive's life. The Company will pay life insurance premiums from its general assets.

                                    AGREEMENT

         The Company and the Executive agree as follows:

                                    Article 1
                               General Definitions

The following terms shall have the meanings specified:

         1.1      "Insured" means the Executive.

         1.2 "Insurer" means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Agreement.

         1.3 "Normal Retirement Age" means the Executive attaining sixty-five (65) years of age.

         1.4 "Policy" means the specific life insurance policy or policies issued by the Insurer.

         1.5 "Salary Continuation Agreement" means that Salary Continuation Agreement between the Company and the Executive on even date herewith or as subsequently amended.

         1.6      "Termination for Cause" shall be defined as set forth in
Article 7.

         1.7 "Termination of Employment" means that the Executive ceases to be employed by the Company for any reason, other than by reason of a leave of absence approved by the Company.

                                    Article 2
                           Policy Ownership/Interests

         2.1 Company Ownership. The Company is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Company shall be the beneficiary of the remaining death proceeds of the Policy after the Interest of the Executive or the Executive's transferee has been paid according to Section 2.2 below.

         2.2 Executive's Interest. The Executive shall have the right to designate the beneficiary of the death proceeds. The Executive shall also have the right to elect and change settlement options that may be permitted. Upon the termination of this Agreement according to Article 7 herein, the Executive, the Executive's transferee or the Executive's beneficiary shall have no rights or interests in the Policy and no death benefit shall be paid under this Section 2.2.

                  2.2.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the present value of the stream of payments the Executive would have received under the Salary Continuation Agreement if the Executive had reached Normal Retirement Age. This amount is payable in a lump sum upon the death of the Executive.

                  2.2.2 Death During Payment of a Benefit under the Salary Continuation Agreement. If the Executive dies after any benefit payments have commenced under Article 2 of the Salary Continuation Agreement but before receiving all such payments, the Company shall cease paying the remaining benefit, if any, and shall then pay to the Executive's beneficiary a split dollar death benefit equal to the present value of the remaining stream of payments under the Salary Continuation Plan.

                  2.2.3 Death After Termination of Employment But Before Commencement of Payment under the Salary Continuation Plan. If the Executive is entitled to a benefit under Article 2 of the Salary Continuation Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay no benefit under the Salary Continuation Agreement but shall pay to the Executive's beneficiary a split dollar death benefit equal to the present value of the remaining stream of payments under the Salary Continuation Plan.

         2.3 Comparable Coverage. Upon execution of this Agreement, the Company shall maintain the Policy in full force and effect and in no event shall the Company amend, terminate or otherwise abrogate the Executive's interest in the Policy, unless the Company replaces the Policy with a comparable insurance policy to cover the benefit provided under this Agreement and the Company and the Executive execute a new Split Dollar Policy Endorsement for said comparable insurance policy. The Policy or any comparable policy shall be subject to the claims of the Company's creditors.

                                    Article 3
                                    Premiums

         3.1 Premium Payment. The Company shall pay any premiums due on the Policy.

         3.2 Economic Benefit. The Company shall determine the economic benefit attributable to the Executive based on the life insurance premium factor for the Executive's age multiplied by the aggregate death benefit payable to the Executive's beneficiary. The "life insurance premium factor" is the minimum factor applicable under guidance published pursuant to IRS Reg. ss. 1.61-22(d)(3)(ii) or any subsequent authority.

         3.3 Imputed Income. The Company shall impute the economic benefit to the Executive on an annual basis.

                                    Article 4
                                   Assignment

         The Executive may assign without consideration all of the Executive's interests in the Policy and in this Agreement to any person, entity or trust. In the event the Executive transfers all of the Executive's interest in the Policy, then all of the Executive's interest in the Policy and in the Agreement shall be vested in the Executive's transferee, who shall be substituted as a party hereunder and the Executive shall have no further interest in the Policy or in this Agreement.

                                    Article 5
                                     Insurer

         The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Agreement.

                                    Article 6
                           Claims and Review Procedure

         6.1 Claims Procedure. Any person or entity who has not received benefits under the Plan that he or she believes should be paid (the "claimant") shall make a claim for such benefits as follows:

                  6.1.1 Initiation - Written Claim. The claimant initiates a claim by submitting to the Company a written claim for the benefits.

                  6.1.2 Timing of Company Response. The Company shall respond to such claimant within 90 days after receiving the claim. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                  6.1.3 Notice of Decision. If the Company denies part or all of the claim, the Company shall notify the claimant in writing of such denial. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           (a)      The specific reasons for the denial,
                           (b) A reference to the specific provisions of this Agreement on which the denial is based,
                           (c) A description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,
                           (d) An explanation of this Agreement's review procedures and the time limits applicable to such procedures, and (e) A statement of the claimant's right to bring a civil action under ERISA Section 502(a) (29 United States Code section 1132(a)) following an adverse benefit determination on review.

         6.2 Review Procedure. If the Company denies part or all of the claim, the claimant shall have the opportunity for a full and fair review by the Company of the denial, as follows:

                  6.2.1 Initiation - Written Request. To initiate the review, the claimant, within 60 days after receiving the Company's notice of denial, must file with the Company a written request for review.

                  6.2.2 Additional Submissions - Information Access. The claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Company shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits.

                  6.2.3 Considerations on Review. In considering the review, the Company shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                  6.2.4 Timing of Company Response. The Company shall respond in writing to such claimant within 60 days after receiving the request for review. If the Company determines that special circumstances require additional time for processing the claim, the Company can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Company expects to render its decision.

                  6.2.5 Notice of Decision. The Company shall notify the claimant in writing of its decision on review. The Company shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

                           (a)      The specific reasons for the denial,
                           (b) A reference to the specific provisions of this Agreement on which the denial is based,
                           (c) A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the claimant's claim for benefits, and
                           (d) A statement of the claimant's right to bring a civil action under ERISA Section 502(a).

                                    Article 7
                           Amendments and Termination

         7.1 This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.

         7.2 In the event this Agreement is terminated under this Article 7, the Company shall not sell, surrender or transfer ownership of the Policy without first giving the Executive or the Executive's transferee the option to purchase the Policy for a period of sixty (60) days from written notice of such intention. The purchase price shall be an amount equal to the cash surrender value of the Policy.

         7.3 Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement if the Company terminates the Executive's employment for:

                  (a) Willful breach of duty in the course of employment, unless waived by the Company;
                  (b)      Dishonest or illegal conduct of the Executive; or
                  (c) Habitual neglect by the Executive of the Executive's employment duties, unless waived by the Company.

         7.4 Suicide or Misstatement. The Company shall not pay any benefit under this Agreement if the Executive commits suicide within three years after the date of this Agreement.

                                    Article 8
                                  Beneficiaries

         8.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

         8.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, such benefit will be paid in accordance with the policies established by the Insurer, but may include payment of benefits to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person.

                                   Article 9
                                 Miscellaneous

         9.1 Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees, and any Policy beneficiary.

         9.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         9.3 Applicable Law. The Agreement and all rights hereunder shall be governed by and construed according to the laws of the State of California, except to the extent preempted by the laws of the United States of America.

         9.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm or person unless such succeeding or continuing company, firm or person agrees to assume and discharge the obligations of the Company.

         9.5 Notice. Any notice, consent or demand required or permitted to be given under the provisions of this Split Dollar Agreement by one party to another shall be in writing, shall be signed by the party giving or making the same, and may be given either by delivering the same to such other party personally, or by mailing the same, by United States certified mail, postage prepaid, to such party, addressed to his or her last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of such mailed notice, consent or demand.

         9.6 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

         9.7 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                  (a)      Interpreting the provisions of this Agreement;
                  (b) Establishing and revising the method of accounting for this Agreement;
                  (c)      Maintaining a record of benefit payments; and
                  (d) Establishing rules and prescribing any forms necessary or desirable to administer this Agreement.

         9.8 Named Fiduciary. The Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         IN WITNESS WHEREOF, the Executive and the Company consent to this Agreement on the date above written.


EXECUTIVE:                             COMPANY:

                                       FIRST NATIONAL BANK OF NORTHERN
                                       CALIFORNIA

/s/ JAMES B. RAMSEY                    By /s/ THOMAS C. MCGRAW
----------------------------------        --------------------------------------
James B. Ramsey                           Thomas C. McGraw
                                          Title: Chief Executive Officer

                               POLICY ENDORSEMENT

Contract Owner:       FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

The undersigned Owner requests that the policy(ies) shown in the attached Schedule Page issued by CLARICA LIFE INSURANCE COMPANY (the "Insurer") provide for the following beneficiary designation:

         1. Upon the death of the Insured, proceeds shall be paid in one sum to the Owner, its successors or assigns, as Beneficiary, to the extent claimed by said Owner.

         2. Any proceeds at the death of the Insured in excess of the amount paid under the provisions of paragraph 1 of this Policy Endorsement shall be paid in one sum in accordance with the written direction of the Owner. Such direction will be provided to the Insurer at the time of claim. The Insurer will be protected in relying solely on the Owner to provide the name(s) of the party(ies) to pay any excess not paid under paragraph 1. If the Owner fails to provide the name(s) of the party(ies) at the time of claim, then any proceeds payable under this paragraph shall be paid in one sum to the Beneficiary.

         3. It is hereby provided that (i) any payment made to the Beneficiary or other party under paragraph 2 of this Policy Endorsement shall be a full discharge of the Insurer to the extent thereof; (ii) such discharge shall be binding on all parties claiming any interest under the Policy; and (iii) the Insurer shall have no responsibility with respect to the amounts so claimed.

         4. It is agreed by the undersigned that this designation shall be subject in all respects to the contractual terms of the Policy.

The undersigned is signing in a representative capacity for the Owner and warrants that he or she has the authority to bind the entity on whose behalf this document is being executed.

Signed at __________________, California, this _____ day of _____________, 2____

OWNER:
FIRST NATIONAL BANK OF NORTHERN CALIFORNIA

By:     ____________________________     By:     ______________________________

Title:  ____________________________     Title:  ______________________________

                                     1 of 2

                                  Schedule Page
                    Policy(ies) Subject to Policy Endorsement


--------------------------------------- ----------------------------------------
Policy Number                           Insured
--------------------------------------- ----------------------------------------
                                        James B. Ramsey
--------------------------------------- ----------------------------------------

                                     2 of 2

                             BENEFICIARY DESIGNATION
                   FIRST NATIONAL BANK OF NORTHERN CALIFORNIA
                         SOUTH SAN FRANCISCO, CALIFORNIA
                             SPLIT DOLLAR AGREEMENT

I, ________________________________, designate the following as beneficiary of benefits under the Agreement payable following my death:

________________________________________________________________________________
Primary:

________________________________________________________________       ______%

________________________________________________________________       ______%

________________________________________________________________________________
Contingent:

________________________________________________________________       ______%

________________________________________________________________       ______%

________________________________________________________________________________

Notes:

  o  Please PRINT CLEARLY or TYPE the names of the beneficiaries.
  o To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.
  o  To name your estate as beneficiary, please write "Estate of [your name]".
  o Be aware that none of the contingent beneficiaries will receive anything unless ALL of the primary beneficiaries predecease you.

I understand that I may change these beneficiary designations by delivering a new written designation to the Plan Administrator, which shall be effective only upon receipt and acknowledgment by the Plan Administrator prior to my death. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary and our marriage is subsequently dissolved.

Name:  ______________________________________

Signature: __________________________________        Date:  _____________


________________________________________________________________________________

SPOUSAL CONSENT (Required if Spouse not named beneficiary):
________________________________________________________________________________

I consent to the beneficiary designation above, and acknowledge that if I am named beneficiary and our marriage is subsequently dissolved, the designation will be automatically revoked.
________________________________________________________________________________

Spouse Name:  _______________________________

Signature:    _______________________________        Date:  _____________

________________________________________________________________________________


Received by the Plan Administrator this _______ day of ___________________, 2___

By:    _________________________________

Title: _________________________________